UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2007

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(d) Election of New Directors

On September 20, 2007, FuelCell Energy, Inc. (the “Company”), appointed two (2) new directors to the Board of Directors (the “Board”), Glenn H. Epstein and Richard A. Bromley. Mr. Epstein, age 49, was previously Chairman and CEO of Intermagnetics General Corporation (“Intermagnetics”), and Mr. Bromley, age 72, recently retired as Vice President - Law and Government Affairs of AT&T.

Mr. Epstein began his career as an engineer at General Electric before moving to the United Kingdom to take on progressive management roles with Oxford Instruments plc. He was recruited to Intermagnetics in 1997 as President and Chief Operating Officer, took over as CEO in 1999 and was elected Chairman in 2002. Mr. Epstein led Intermagnetics through multiple years of high growth and expansion until negotiating the sale of Intermagnetics to Royal Philips for $1.3 billion last year. He recently left Royal Philips after leading a successful integration of the two (2) companies’ MR imaging businesses.

Mr. Bromley began his career at the law firm of Riddell, Riddell & Williams in Seattle, Washington, before joining AT&T as counsel in 1965.  During his 38-year career at AT&T, he served as an attorney for Pacific Northwest Bell, Western Electric, Bell Labs, and as a general attorney in AT&T's New York headquarters.  As Vice President -Law and Government Affairs, Mr. Bromley was responsible for all of AT&T's legal, regulatory and governmental matters west of the Mississippi. He is a member of the bar in California, New York, Washington, and Oregon, as well as the United States Supreme Court.

The Company issued a press release on September 25, 2007 announcing Mr. Epstein and Mr. Bromley’s appointment to the Board. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued September 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: September 25, 2007	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued September 25, 2007.